SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 4, 2010, by and among Man Shing Agricultural Holdings, Inc., a Nevada corporation, with headquarters located at Unit 1005, 10/F, Tower B, Hunghom Commercial Centre, 37 Ma Tau Wai Road, Hunghom, Kowloon, Hong Kong (the “Company”), and China Angel Assets Management Limited, a British Virgin Islands company (the “Buyer”).

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase up to One Million Dollars ($1,000,000) of investment units (the “Units”) each Unit consisting of a secured convertible redeemable debenture (the “Debentures”) in the amount of $100,000, along with 80,000 shares (the “Shares”) of Company Common Stock, and one right (the “Right”) to buy an additional Unit for up to three years.  The One Million Dollars ($1,000,000) (the “Purchase Price”) shall be funded on January 4, 2010 (the “Closing”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated there under, and applicable state securities laws; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions substantially in the form attached hereto as Exhibit B (the “Irrevocable Transfer Agent Instructions”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Security Agreement substantially in the form attached hereto as Exhibit C, (the “Security Agreement”) pursuant to which the Company has agreed to provide the Buyer a security interest in Pledged Property (as this term is defined in the Security Agreement dated the date hereof) to secure Company’s obligations under this Agreement, the Debenture, the Registration Rights Agreement, the Security Agreement and the Irrevocable Transfer Agent Instructions and the Right (as defined herein) (collectively, the “Transaction Documents”) or any other obligations of the Company to the Buyer;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF UNITS.

(a) Purchase of Units.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Buyer agrees to purchase at the Closing (as defined herein) and the Company agrees to sell and issue to the Buyer, at Closing, Units in amounts corresponding to the Purchase Price at Closing.   The Debentures purchased by Buyer shall have a maturity date of one (3) years from the Closing.  Upon execution hereof by Buyer, the Buyer shall wire transfer the portion of the Purchase Price necessary to purchase the Units to be acquired in the Closing to: “Greentree Financial Group, Inc. as Escrow Agent for Angel Assets Management Limited  and Man Shing Agricultural.” (“Escrow Agent”).

(b) Closing Date.  The Closing of the purchase and sale of the Units shall take place on the 4th day of January, 2010 subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the “Closing Date”). The Closing shall occur on the respective Closing Date at the offices of Greentree Financial Group, Inc. 7951 S.W. 6th Street, Suite 216, Plantation, FL 33324 (or such other place as is mutually agreed to by the Company and the Buyer(s).

(c)           Escrow Arrangements; Form of Payment.  Upon execution hereof by Buyer and pending the Closing and disbursement, the Purchase Price for the Units to be purchased at the Closing shall be deposited in an escrow account (the “Escrow Account”) with Greentree Financial Group, Inc. as escrow agent (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement that portion of the Escrow Funds (as that term is defined in the Escrow Agreement) equal to the gross amount of the Units being purchased by the Buyer on the Closing Date as set forth on  Schedule I (minus the fees and expenses as set forth herein which shall be paid directly from the Escrow Funds at such Closing) by wire transfer of immediately available funds and (ii) the Company shall deliver to the Buyer, Units which the Buyer is purchasing duly executed on behalf of the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants that:

(a) Investment Purpose.  The Buyer is acquiring the Units for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

(b) Regulation S.  The Buyer represents and warrants:

(i) The offer to purchase the Units was made to it outside of the United States, while it was, at that time and at the time the Agreement was executed and delivered, and is now, outside the United States;

(ii) It is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S promulgated under the United States Securities Act of 1933; and it has purchased the Units for its own account and not for the account or benefit of any U.S. person;

(iii) All offers and sales by the Buyer of the Units acquired pursuant to the Agreement shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

(iv) It is familiar with and understands the terms and conditions and requirements contained in Regulation S;

(v) The Buyer has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Units; and

(vi) The Buyer purchased the Units with investment intent and at present does not have the intent to sell, dispose of, or otherwise transfer, the Units.

(c) Reliance on Exemptions.  The Buyer understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

(d) Information.  The Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Units, which have been requested by such Buyer.  The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Buyer understands that its investment in the Units involves a high degree of risk.  The Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment.  The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units.

(e) No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units, or the fairness or suitability of the investment in the Units, nor have such authorities passed upon or endorsed the merits of the offering of the Units.

(f) Transfer or Resale.  The Buyer understands that: (i) the Units, Rights, and Debentures have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends.  The Buyer understands that the certificates or other instruments representing the Debentures, Rights, Shares and all certificates or other instruments representing the shares of the Company’s common stock into which the Debentures and Rights are converted shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, GENERALLY ACCEPTABLE TO COMPANY’S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within five (5) business days shall issue a certificate without such legend to the holder of the security upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the securities are registered under the 1933 Act or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope reasonably acceptable to counsel for the Company, to the effect that a public sale, assignment or transfer of the securities may be made without registration under the 1933 Act.

(h) Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) Receipt of Documents.  The Buyer and his or its counsel has received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein, and the Transaction Documents; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions the Buyer submitted to the Company regarding an investment in the Company; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j) Due Formation Buyer.  If the Buyer is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Units and is not prohibited from doing so.

(k) No Legal Advice From the Company.  The Buyer acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors.  The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(l) Disclosure.  The Company has not provided the Buyer or their agents or counsel with any information that constitutes or might constitute material, nonpublic information concerning the Company. The Buyer understands and confirms that the Company will rely on the foregoing representations in effecting transactions in securities of the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as otherwise provided in the Company Disclosure Schedule delivered herewith, the Company represents and warrants as of the date hereof and as of the Closing Date to the Buyer that:

(a) Organization and Qualification.  The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b) Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Transaction Documents, and any related agreements, and to issue the Debentures, Rights and Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Transaction Documents and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Units, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Transaction Documents and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Transaction Documents and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  The Company knows of no reason why the Company cannot perform any of the Company’s obligations under this Agreement or the Transaction Documents.

(c) Capitalization.  The authorized capital stock of the Company consists of 175,000,000 shares of Common Stock, par value $0.001 per share and shares 25,000,000 shares of preferred stock, par value $0.001 per share.  As of the date hereof (not including any shares issued pursuant to this transaction), the Company has 34,001,963 shares of Common Stock issued and outstanding and 3,600,000 shares of preferred stock issued and outstanding.  All of such outstanding shares have been validly issued and are fully paid and nonassessable.  No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.  As of the date of this Agreement, other than as disclosed in the attached schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency.  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Units as described in this Agreement.  The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d) Issuance of Securities.  The Units are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.

(e) No Conflicts.  The execution, delivery and performance of this Agreement, the Transaction Documents and any related agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation or the By-laws or (ii), to the best knowledge of the Company, conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Over-The-Counter Bulletin Board on which the Common Shares are quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.  To the best knowledge of the Company, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or, any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, except for any required post-Closing notice filings under applicable United States federal or state securities laws, if any.

(f) SEC Documents: Financial Statements.  The Company has filed, or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (the foregoing materials, including the exhibits and schedules thereto, and such financial statements and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Buyer or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.  As of their respective dates, the financial statements of the Company included in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)  No Material Misstatement or Omission.  None of the Company’s SEC Documents at the time of filing, none of the materials provided to the Buyer by the Company and none of the representation and warranties made in this Agreement or any of the other  Transaction Documents include any untrue statements of material fact, nor do the Company’s SEC Documents at the time of filing and none of the representations and warranties made in this Agreement or any of the other Transaction Documents omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(h) Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby or (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the Transaction Documents have a material adverse effect on the business, operations, properties, financial condition or results of  operations of the Company and its subsidiaries taken as a whole.

(i) Acknowledgment Regarding Buyer’s Purchase of the Units.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Units.  The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(j) No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Units.

(k) No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Units under the 1933 Act or cause this offering of the Units to be integrated with prior offerings by the Company for purposes of the 1933 Act.

(l) Employee Relations.  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(m) Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(n) Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(o) Title.  Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(p) Insurance.  The Company and each of its current and future acquired subsidiaries are or will be upon acquisition by the Company insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(q) Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(r) Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) No Material Adverse Breaches, etc.  Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(t) Tax Status.  The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(u) Certain Transactions.  Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options or stock grants disclosed to the Buyer, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(v) Fees and Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

(w) Registration with the State Administration of Foreign Exchange.  The Company will take all required action to register the transfer of the proceeds from the Units that are used in the Peoples’ Republic of China with the State Administration of Foreign Exchange as an external debt and pursuant to the “Interim Measures on Administration of External Debts” and reserve sufficient amounts of investment and registered capital to provide for repayment of the proceeds and interest due on the Debenture.  The Company will arrange a suitable opinion, indicating that the proceeds used in the Peoples’ Republic of China and the related interest may be paid outside of the Peoples’ Republic of China.  Additionally, the Company will provide a copy of the State Administration of Foreign Exchange registration of the external debt to the Buyer at Closing or shortly thereafter.

4. COVENANTS.

(a) Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Reporting Status.  Until the date on which none of the Debentures or Rights are outstanding (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the 1934 Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(c) Use of Proceeds.  The Company will use the net proceeds from the sale of the Units for general working capital purposes.

(d) Reservation of Shares.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the shares upon conversion of the Debentures.  If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the issuance of all shares upon conversion of the Debentures, the Company shall file a preliminary proxy statement with the Securities and Exchange Commission within ten (10) business day and shall call and hold a special meeting of the shareholders as soon as practicable after such occurrence, for the sole purpose of increasing the number of shares authorized.  The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(e) Fees and Expenses.

(i) Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement the Transaction Documents and any other documents relating to this transaction.

(ii) The Company has agreed to pay a legal services fee to JPF Securities Law, LLC of $8,333 which shall be paid directly from the proceeds of the Closing.

(iii) The Company shall pay a cash fee of $100,000 along with 366,664 Shares and 1 Right to Benchmark, Inc. for service fees relating to this offering.

(f) Debt Restructure.

(i) The Company and Buyer have agreed to use a portion of the gross proceeds from the sale of the Units to restructure the existing debt of $450,000 in the Company’s subsidiary Hero Capital Profits Limited evidenced by that certain Series 2009 Secured Note dated September 9, 2009.  $200,000 of the outstanding balance of $450,000 shall be exchanged for 2 Units and a cash payment of $75,000 which shall be disbursed from the US escrow account of Greentree Financial Group, Inc. on January 4, 2010.  The balance of $175,000 shall remain on the books of the Company’s subsidiary Hero Capital Profits Limited and the Series 2009 Secured Note dated September 9, 2009, the Guaranty, Stock Pledge Agreement, Affidavits and Irrevocable Transfer Instructions shall all remain in effect.  After Closing the balance of the Series 2009 Secured Note shall be $175,000 and the terms including interest and maturity date shall remain unchanged.

(g) Corporate Existence. So long as any of the Debentures remain outstanding, the Company and its subsidiaries shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of the Buyer.  In the case of any Organizational Change, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(g) will thereafter be applicable to the Debentures.

(h) Transactions With Affiliates. So long as any Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company,  (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement.  “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(i) Transfer Agent.  The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is three (3) years after the Closing Date, the Company shall immediately appoint a new transfer agent.

(j)           Restriction on Issuance of the Capital Stock. So long as any of the principal of or interest on the Debenture remains unpaid, the Company shall not, without the prior written consent of a majority of the Buyers in this transaction, (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue or sell any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s bid price value determined immediately prior to it’s issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company or any subsidiary of the Company (whether now owned or acquired in the future while the Debentures are outstanding) unless such security interest is junior to the security interest held by the Holder hereunder and under the Security Agreement and in no way or manner diminishes Holder’s rights hereunder or under the Security Agreement, (iv) permit any subsidiary of the Company (whether now owned or acquired in the future while the Debentures are outstanding) to enter into any security instrument granting the holder a security interest in any and all assets of such subsidiary or (v) file any registration statement on Form S-8

(k)           Restriction on “Short” Position.  Neither the Buyer nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales with respect to the Common Stock as long as any Debentures shall remain outstanding.

(l)           TRANSFER AGENT INSTRUCTIONS.

The Company shall enter into irrevocable transfer agent instructions in substantially the form attached hereto as Exhibit C (the “Irrevocable Transfer Agent Instructions”) and shall pay Greentree Financial Group, Inc. a cash fee of One Hundred Dollars ($100) for every occasion they act pursuant to the Irrevocable Transfer Agent Instructions.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Units to the Buyer at  Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The Buyer shall have executed this Agreement and the Transaction Documents and delivered the same to the Company.

(b) The Buyer shall have delivered to the Company the Purchase Price for Units to be purchased at Closing (minus the fees and expenses as set forth herein which shall be paid directly at the Closing) by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(d) The Company shall have filed a form UCC-1 with regard to the Pledged Property and Pledged Collateral as detailed in the Security Agreement dated the date hereof and provided proof of such filing to the Buyer.

(e) The Company shall arrange for an intercompany loan of the proceeds of the Units to its wholly owned subsidiary Weifang Xinsheng Food Co., Ltd. in China.  The intercompany loan and its repayment along with interest shall be registered with China’s State Administration of Foreign Exchange by the Company and its subsidiary prior to Closing or shortly thereafter.

(f) The Company shall have executed such other documents as are reasonably required by the Buyer.

6. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to disburse to the Company the net proceeds of the Purchase Price at Closing is subject to the satisfaction, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

(a) The Company shall have executed this Agreement the Transaction Documents and any other documents relating to this transaction and delivered the same to the Buyer.

(b) The trading in the Common Shares on the over-the-counter bulletin board shall not have been suspended for any reason.

(c) The representations and warranties of the Company in this Agreement, the Debentures and the Transaction Documents shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

(d) The Company shall have executed and delivered to the Buyer all Debentures, Shares, Rights and Fees associated with this transaction.

(e) The Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer(s).

(f) The Company shall have provided to the Buyer a certificate of good standing from the secretary of state from the state in which the company and its subsidiaries are incorporated.

(g) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of issuing shares of Common Stock upon conversion of the Debenture and exercise of the Rights, shares of Common Stock to effect the issuance of the shares of Common Stock: (1) upon conversion of the Debenture in accordance with the Conversion Price and (2) upon exercise of the Rights.

(h) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(i) The Company shall provide to the Buyer an acknowledgement, to the satisfaction of the Buyer, from the Company’s independent certified public accountants as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

(j) The Company shall file a form UCC-1 or such other forms as may be required to perfect the Buyer’s interest in the Pledged Collateral as detailed in the Security Agreement dated the date hereof, providing the Buyer with a senior lien on all of the Company’s assets and intellectual property and provided proof of such filing to the Buyer.

(k) The Company shall arrange for an intercompany loan of the proceeds of the Units to its wholly owned subsidiary Weifang Xinsheng Food Co., Ltd. in China.  The intercompany loan and its repayment along with interest shall be registered with China’s State Administration of Foreign Exchange by the Company and its subsidiary prior to Closing.

7. INDEMNIFICATION.

(a) In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Units hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Units, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee by a third party and arising out of or resulting from a material misrepresentations  by the Company under this Agreement or due to a material breach by the Company of its obligations under this Agreement and the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Units or the status of the Buyer or holder of the Debentures,  as a Buyer of Units in the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b) In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other certificate instrument, document or agreement executed pursuant hereto by any of the Company Indemnities.  To the extent that the foregoing undertaking by the Buyer may be unenforceable for any reason, the Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

8. GOVERNING LAW: MISCELLANEOUS.

(a) Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Clark County, Nevada and expressly consent to the jurisdiction and venue of the State Court sitting in Clark County, Nevada and the United States District Court for the District of Nevada for the adjudication of any civil action asserted pursuant to this Paragraph.

(b) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f) Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:                           Man Shing Agricultural Holdings, Inc.
    Unit 1005, 10/F, Tower
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong
Attention:  Mr. Eddie Cheung, CEO
                                                                Telephone  (86) 536-4644888
                                                                Facsimile:  (86) 536-4643777

With a copy to:                                      Jared P. Febbroriello, Esq. LL.M.
JPF Securities Law, LLC
19720 Jetton Road
3rd Floor
Cornelius, NC 28031
Phone: (704) 897-8334
Fax: (704) 897-8349

Mr. Patrick Mak
Tai, Mak and Partners
Room 905 - 907, 9/F.
Nan Fung Tower
173 Des Voeux Road Central
Hong Kong
    Telephone: (852) 2850 6336
    Facsimile: (852) 2850 6086

  If to the Buyer:                                    China Angel Assets Management Limited
P.O. Box 957
Offshore Incorporations Centre
Road Town
Tortola
British Virgin Islands

If to the Buyer, to its address and facsimile number on Schedule I, with copies to the Buyer’s counsel as set forth on Schedule I.  Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival.  Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date on which the Debentures are redeemed in full.  The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Publicity.  The Company and the Buyer shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

(k) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.  Furthermore, the Company agrees to execute such other documents as are reasonably required by the Buyer.  It shall be deemed a default of this Agreement and the Transaction Documents if the Company or the referenced shareholders fail to sign such agreements within one business day of the date of request by the Buyer.

(l) Termination.  In the event that the Closing shall not have occurred with respect to the Buyer on or before thirty (30) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 9(l), the Company shall remain obligated to pay the Buyer for the legal and documentation review fee described in Section 4(f) above.

(m) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
MAN SHING AGRICULTURAL HOLDINGS, INC.

By: /s/ Eddie Cheung
Name: Eddie Cheung
Title:   CEO

CHINA ANGEL ASSETS MANAGEMENT LIMITED (“Buyer”)

By: /s/ Jiang Qi Hang
Name: Jiang Qi Hang
Title:   CEO